Exhibit 4.5

REVOLVING CREDIT AGREEMENT

(2009-2A)

dated as of November 24, 2009

between

WILMINGTON TRUST COMPANY,

not in its individual capacity, but solely as Subordination Agent,

as Agent and Trustee for the

United Air Lines Pass Through Trust 2009-2A,

as Borrower

and

GOLDMAN SACHS BANK USA,

as Liquidity Provider

Relating to United Air Lines

Pass Through Trust 2009-2A

United Air Lines Pass Through Certificates, Series 2009-2A

i

TABLE OF CONTENTS

(Continued)

Annex I	-	Interest Advance Notice of Borrowing
Annex II	-	Non-Extension Advance Notice of Borrowing
Annex III	-	Downgrade Advance Notice of Borrowing
Annex IV	-	Final Advance Notice of Borrowing
Annex V	-	Notice of Termination
Annex VI	-	Notice of Replacement Subordination Agent
Annex VII	-	Special Termination Advance Notice of Borrowing
Annex VIII	-	Notice of Special Termination

ii

REVOLVING CREDIT AGREEMENT (2009-2A)

THIS REVOLVING CREDIT AGREEMENT (2009-2A) dated as of November 24, 2009 (this “Agreement”), between WILMINGTON TRUST COMPANY, a Delaware banking corporation (“WTC”), not in its individual capacity but solely as Subordination Agent under the Intercreditor Agreement (each as defined below), as agent and trustee for the Class A Trust (as defined below) (the “Borrower”), and GOLDMAN SACHS BANK USA, a corporation organized under the banking law of the State of New York (the “Liquidity Provider”).

W I T N E S S E T H:

WHEREAS, pursuant to the Class A Trust Agreement (such term and all other capitalized terms used in these recitals having the meanings set forth or referred to in Section 1.01), the Class A Trust is issuing the Class A Certificates;

WHEREAS, the Borrower, in order to support the timely payment of a portion of the interest on the Class A Certificates in accordance with their terms, has requested the Liquidity Provider to enter into this Agreement, providing in part for the Borrower to request in specified circumstances that Advances be made hereunder; and

WHEREAS, The Goldman Sachs Group, Inc., a Delaware corporation (the “Guarantor”), will guarantee in full, pursuant to a General Guarantee Agreement dated December 1, 2008 and issued by the Guarantor (the “Guarantee Agreement”), the payment obligations of the Liquidity Provider under this Agreement.

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Certain Defined Terms. (a) Definitions. As used in this Agreement and unless otherwise expressly indicated, or unless the context clearly requires otherwise, the following capitalized terms shall have the following respective meanings for all purposes of this Agreement:

“Additional Costs” has the meaning assigned to such term in Section 3.01.

“Advance” means an Interest Advance, a Final Advance, a Provider Advance, a Special Termination Advance, an Applied Special Termination Advance or an Applied Provider Advance, as the case may be.

“Applicable Liquidity Rate” has the meaning assigned to such term in Section 3.07(g).

“Applicable Margin” means (x) with respect to any Unpaid Advance (other than an Unapplied Special Termination Advance) or Applied Provider Advance, the rate per annum specified in the Fee Letter, or (y) with respect to any Unapplied Provider Advance, the rate per annum specified in the Fee Letter, or (z) with respect to any Unapplied Special Termination Advance, the rate per annum specified in the Fee Letter.

[Revolving Credit Agreement (2009-2A)]

“Applied Downgrade Advance” has the meaning assigned to such term in Section 2.06(a).

“Applied Non-Extension Advance” has the meaning assigned to such term in Section 2.06(a).

“Applied Provider Advance” has the meaning assigned to such term in Section 2.06(a).

“Applied Special Termination Advance” has the meaning assigned to such term in Section 2.05.

“Assignment and Assumption Agreement” means the Assignment and Assumption Agreement to be entered into between the Borrower and the trustee of the Successor Trust, substantially in the form of Exhibit C to the Trust Supplement No. 2009-2A-O, dated as of the date of execution and delivery thereof, relating to the Class A Trust.

“Base Rate” means, for any given day, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Liquidity Provider from three Federal funds brokers of recognized standing selected by it (the “Federal Funds Rate”), plus (b) one-quarter of one percent ( 1/4 of 1%).

“Base Rate Advance” means an Advance that bears interest at a rate based upon the Base Rate.

“Borrower” has the meaning assigned to such term in the recital of parties to this Agreement.

“Borrowing” means the making of Advances requested by delivery of a Notice of Borrowing.

“Business Day” means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in Chicago, Illinois, New York, New York or, so long as any Class A Certificate is outstanding, the city and state in which the Class A Trustee, the Borrower or any Loan Trustee maintains its corporate trust office or receives or disburses funds, and, if the applicable Business Day relates to any Advance or other amount bearing interest based on the LIBOR Rate, on which dealings in dollars are carried on in the London interbank market.

“Code” means the Internal Revenue Code of 1986, as amended.

[Revolving Credit Agreement (2009-2A)]

“Consent Period” has the meaning assigned to such term in Section 2.10.

“Covered Affiliates” means any Affiliate of the Liquidity Provider that provides services for the Liquidity Provider in connection with the transactions contemplated by this Agreement, the Intercreditor Agreement, the Fee Letter applicable to this Agreement or any other Operative Agreement.

“Deposit Agreement” means the Deposit Agreement dated as of the date hereof between Wilmington Trust Company, as Escrow Agent, and the Depositary pertaining to the Class A Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Depositary” has the meaning assigned to such term in the Deposit Agreement.

“Deposits” has the meaning assigned to such term in the Deposit Agreement.

“Downgrade Advance” means an Advance made pursuant to Section 2.02(c).

“Effective Date” has the meaning assigned to such term in Section 4.01. The delivery of the certificate of the Liquidity Provider contemplated by Section 4.01(e) shall be conclusive evidence that the Effective Date has occurred.

“Excluded Taxes” means (i) Taxes imposed on, based on, or measured by the overall net income, capital, franchises or receipts (other than Taxes which are or are in the nature of sales or use Taxes or value added Taxes) of the Liquidity Provider or of its Lending Office by the jurisdiction where such Liquidity Provider’s principal office or such Lending Office is located or any other taxing jurisdiction in which such Tax is imposed as a result of the Liquidity Provider being, or having been, organized in, or conducting, or having conducted, any activities unrelated to the transactions contemplated by the Operative Agreements in such jurisdiction, and (ii) Excluded Withholding Taxes.

“Excluded Withholding Taxes” means (i) withholding Taxes imposed by the United States except (but only in the case of a successor Liquidity Provider organized under the laws of a jurisdiction outside the United States) to the extent that such United States withholding Taxes are imposed or increased as a result of any change in applicable law (excluding from change in applicable law for this purpose a change in the “limitation on benefits” or similar provisions of an applicable treaty) after the date hereof, or in the case of a successor Liquidity Provider (including a transferee of an Advance), after the date on which such successor Liquidity Provider obtains its interest, (ii) any withholding Taxes imposed by the United States which are imposed or increased as a result of the Liquidity Provider failing to deliver to the Borrower any certificate or document (which certificate or document in the good faith judgment of the Liquidity Provider it is legally entitled to provide) which is reasonably requested by the Borrower to establish that payments under this Agreement are exempt from (or entitled to a reduced rate of) withholding Tax, and (iii) withholding Taxes imposed by the United States on payments to a recipient in any other jurisdiction to which such Lending Office is moved if, under the laws in effect at the time of such move, such laws would require greater withholding of Taxes on payments to such Liquidity Provider acting from an office in such jurisdiction than would be required on payments to such Liquidity Provider acting from an office in the jurisdiction from which such Lending Office was moved.

[Revolving Credit Agreement (2009-2A)]

“Expenses” means liabilities, obligations, damages, settlements, penalties, claims, actions, suits, costs, expenses, and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel and costs of investigation), provided that Expenses shall not include any Taxes.

“Expiry Date” means November 22, 2010, initially, or any date to which the Expiry Date is extended pursuant to Section 2.10.

“Federal Funds Rate” has the meaning assigned to such term in the definition of “Base Rate”.

“Final Advance” means an Advance made pursuant to Section 2.02(d).

“GAAP” means generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as such principles may at any time or from time to time be varied by any applicable financial accounting rules or regulations issued by the Securities and Exchange Commission and, with respect to any person, shall mean such principles applied on a basis consistent with prior periods except as may be disclosed in such person’s financial statements.

“Guarantee Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“Guarantor” has the meaning assigned to such term in the recitals to this Agreement.

“Indemnified Tax” has the meaning assigned to such term in Section 3.03(a).

“Intercreditor Agreement” means the Intercreditor Agreement dated as of the date hereof among the Trustees, the Liquidity Provider, the liquidity provider under the other Liquidity Facility and the Subordination Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Interest Advance” means an Advance made pursuant to Section 2.02(a).

“Interest Period” means, with respect to any LIBOR Advance, each of the following periods:

(i) the period beginning on the third Business Day following either (x) the date of the Liquidity Provider’s receipt of the Notice of Borrowing for such LIBOR Advance or (y) the date of the withdrawal of funds from the Class A Cash Collateral Account for the purpose of paying interest on the Class A Certificates as contemplated by Section 2.06(a) hereof and, in either case, ending on the next Regular Distribution Date (or, if such day is not a Business Day, the next succeeding Business Day); and

[Revolving Credit Agreement (2009-2A)]

(ii) each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the next Regular Distribution Date (or, if such day is not a Business Day, the next succeeding Business Day);

provided, however, that if (x) the Final Advance shall have been made, or (y) other outstanding Advances shall have been converted into the Final Advance, then the Interest Periods shall be successive periods of one month beginning on the third Business Day following the Liquidity Provider’s receipt of the Notice of Borrowing for such Final Advance (in the case of clause (x) above) or the Regular Distribution Date (or, if such day is not a Business Day, the next succeeding Business Day) following such conversion (in the case of clause (y) above).

“Lending Office” means the office of the Liquidity Provider presently located in New York, New York, or such other office as the Liquidity Provider from time to time shall notify the Borrower as its Lending Office hereunder; provided that the Liquidity Provider shall not change its Lending Office to another Lending Office outside the United States of America except in accordance with Section 3.01, 3.02 or 3.03 hereof.

“LIBOR Advance” means an Advance bearing interest at a rate based upon the LIBOR Rate or the Market Disruption Base Rate Advance pursuant to Section 3.07(h).

“LIBOR Business Day” means any day on which dealings in dollars are carried on in the London interbank market.

“LIBOR Rate” means, with respect to any Interest Period,

(i) the rate per annum appearing on display page Reuters Screen LIBOR01 Page (or any successor or substitute therefor) at approximately 11:00 a.m. (London time) two LIBOR Business Days before the first day of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period, or

(ii) if the rate calculated pursuant to clause (i) above is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant Interest Period by three banks of recognized standing selected by the Liquidity Provider in the London interbank market at approximately 11:00 a.m. (London time) two LIBOR Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the LIBOR Advance to which such Interest Period is to apply and for a period comparable to such Interest Period.

“Liquidity Event of Default” means the occurrence of either (a) the Acceleration of all of the Equipment Notes or (b) a United Bankruptcy Event.

“Liquidity Indemnitee” means (i) the Liquidity Provider, (ii) the Guarantor, (iii) the Covered Affiliates, (iv) the directors, officers, employees and agents of the Liquidity Provider, the Guarantor and the Covered Affiliates, and (v) the successors and permitted assigns of the persons described in clauses (i) through (iv) inclusive.

[Revolving Credit Agreement (2009-2A)]

“Liquidity Provider” has the meaning assigned to such term in the recital of parties to this Agreement.

“Market Disruption Base Rate” means, with respect to any Interest Period, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus  1/2 of 1.00%, (b) the rate of interest per annum from time to time published in the “Money Rates” section of The Wall Street Journal as being the “Prime Lending Rate” or, if more than one rate is published as the Prime Lending Rate, then the highest of such rates (each change in the Prime Lending Rate to be effective as of the date of publication in The Wall Street Journal of a “Prime Lending Rate” that is different from that published on the preceding Business Day), provided that in the event that The Wall Street Journal shall, for any reason, fail or cease to publish the Prime Lending Rate, the Liquidity Provider shall choose a reasonably comparable index or source to use as the basis for the “Prime Lending Rate” and (c) the LIBOR Rate plus 1.00%. Each change in any interest rate provided for herein based upon the Market Disruption Base Rate shall take effect at the time of such change in the Prime Lending Rate.

“Maximum Available Commitment” means, subject to the proviso contained in the third sentence of Section 2.02(a), at any time of determination, (a) the Maximum Commitment at such time less (b) the aggregate amount of each Interest Advance outstanding at such time; provided that following a Provider Advance, a Special Termination Advance or a Final Advance, the Maximum Available Commitment shall be zero.

“Maximum Commitment” means initially $111,680,568.19, as such amount may be reduced from time to time in accordance with Section 2.04(a).

“Non-Extension Advance” means an Advance made pursuant to Section 2.02(b).

“Notice of Borrowing” has the meaning assigned to such term in Section 2.02(e).

“Notice of Replacement Subordination Agent” has the meaning assigned to such term in Section 3.08.

“Performing Note Deficiency” means any time that less than 65% of the then aggregate outstanding principal amount of all Equipment Notes (other than any Additional Equipment Notes issued under any Indenture) are Performing Equipment Notes.

“Prospectus Supplement” means the final Prospectus Supplement dated November 16, 2009 relating to the Certificates, as such Prospectus Supplement may be amended or supplemented.

“Provider Advance” means a Downgrade Advance or a Non-Extension Advance.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System.

“Regulatory Change” has the meaning assigned to such term in Section 3.01.

“Replenishment Amount” has the meaning assigned to such term in Section 2.06(b).

[Revolving Credit Agreement (2009-2A)]

“Required Amount” means, for any day, the sum of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for the Class A Certificates, that would be payable on the Class A Certificates on each of the three successive semi-annual Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two semi-annual Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of the Class A Certificates on such day and without regard to expected future distributions of principal on the Class A Certificates.

“Special Termination Advance” means an Advance made pursuant to Section 2.02(g).

“Special Termination Notice” means the Notice of Termination substantially in the form of Annex VIII to this Agreement.

“Special Termination Replenishment Amount” has the meaning assigned to such term in Section 2.06(c).

“Successor Trust” means United Air Lines Pass Through Trust 2009-2A-S.

“Termination Date” means the earliest to occur of the following: (i) the Expiry Date; (ii) the date on which the Borrower delivers to the Liquidity Provider a certificate, signed by a Responsible Officer of the Borrower, certifying that all of the Class A Certificates have been paid in full (or provision has been made for such payment in accordance with the Intercreditor Agreement and the Class A Trust Agreement) or are otherwise no longer entitled to the benefits of this Agreement; (iii) the date on which the Borrower delivers to the Liquidity Provider a certificate, signed by a Responsible Officer of the Borrower, certifying that a Replacement Liquidity Facility has been substituted for this Agreement in full pursuant to Section 3.5(e) of the Intercreditor Agreement; (iv) the fifth Business Day following the receipt by the Borrower of a Termination Notice or Special Termination Notice from the Liquidity Provider pursuant to Section 6.01 hereof; and (v) the date on which no Advance is or may (including by reason of reinstatement as herein provided) become available for a Borrowing hereunder.

“Termination Notice” means the Notice of Termination substantially in the form of Annex V to this Agreement.

“Transferee” has the meaning assigned to such term in Section 7.08(b).

“Unapplied Downgrade Advance” means any Downgrade Advance other than an Applied Downgrade Advance.

“Unapplied Non-Extension Advance” means any Non-Extension Advance other than an Applied Non-Extension Advance.

“Unapplied Provider Advance” means any Provider Advance other than an Applied Provider Advance.

“Unapplied Special Termination Advance” means any Special Termination Advance other than an Applied Special Termination Advance.

[Revolving Credit Agreement (2009-2A)]

“Unpaid Advance” has the meaning assigned to such term in Section 2.05.

(b) Terms Defined in the Intercreditor Agreement. Capitalized terms not otherwise defined in this Agreement shall have the respective meanings assigned to such terms in the Intercreditor Agreement.

ARTICLE II

AMOUNT AND TERMS OF THE COMMITMENT

Section 2.01 The Advances. The Liquidity Provider hereby irrevocably agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until 1:00 p.m. (New York City time) on the Expiry Date (unless the obligations of the Liquidity Provider shall be earlier terminated in accordance with the terms of Section 2.04(b)) in an aggregate amount at any time outstanding not to exceed the Maximum Commitment.

Section 2.02 Making the Advances. (a) Interest Advances shall be made in one or more Borrowings by delivery to the Liquidity Provider of one or more written and completed Notices of Borrowing in substantially the form of Annex I attached hereto, signed by a Responsible Officer of the Borrower, in an amount not exceeding the Maximum Available Commitment at such time and shall be used solely for the payment when due of interest on the Class A Certificates at the Stated Interest Rate therefor in accordance with Section 3.5(a) of the Intercreditor Agreement. Each Interest Advance made hereunder shall automatically reduce the Maximum Available Commitment and the amount available to be borrowed hereunder by subsequent Advances by the amount of such Interest Advance (subject to reinstatement as provided in the next sentence). Upon repayment to the Liquidity Provider in full or in part of the amount of any Interest Advance made pursuant to this Section 2.02(a), together with accrued interest thereon (as provided herein), the Maximum Available Commitment shall be reinstated by an amount equal to the amount of the Interest Advance so repaid but not to exceed the Maximum Commitment; provided, however, that the Maximum Available Commitment shall not be so reinstated (x) at any time if (i) a Liquidity Event of Default shall have occurred and be continuing and (ii) there is a Performing Note Deficiency or (y) at any time after the making of a Provider Advance, a Final Advance or a Special Termination Advance or after any Interest Advance shall have been converted into a Final Advance.

(b) A Non-Extension Advance shall be made in a single Borrowing if this Agreement is not extended in accordance with Section 3.5(d) of the Intercreditor Agreement (unless a Replacement Liquidity Facility to replace this Agreement shall have been delivered to the Borrower as contemplated by said Section 3.5(d) within the time period specified in such Section) by delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex II attached hereto, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used solely to fund the Class A Cash Collateral Account in accordance with said Section 3.5(d) and Section 3.5(f) of the Intercreditor Agreement.

[Revolving Credit Agreement (2009-2A)]

(c) A Downgrade Advance shall be made in a single Borrowing upon the occurrence of a Downgrade Event (as provided for in Section 3.5(c) of the Intercreditor Agreement) unless a Replacement Liquidity Facility to replace this Agreement shall have been previously delivered to the Borrower in accordance with said Section 3.5(c), by delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex III attached hereto, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used solely to fund the Class A Cash Collateral Account in accordance with said Section 3.5(c) and Section 3.5(f) of the Intercreditor Agreement. Upon the occurrence of a Downgrade Event, the Liquidity Provider shall promptly deliver notice thereof to the Borrower, the Class A Trustee and United.

(d) A Final Advance shall be made in a single Borrowing upon the receipt by the Borrower of a Termination Notice from the Liquidity Provider pursuant to Section 6.01 hereof by delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex IV attached hereto, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used solely to fund the Class A Cash Collateral Account (in accordance with Sections 3.5(f) and 3.5(i) of the Intercreditor Agreement).

(e) Each Borrowing shall be made on notice in writing (a “Notice of Borrowing”) in substantially the form required by Section 2.02(a), 2.02(b), 2.02(c), 2.02(d) or 2.02(g), as the case may be, given by the Borrower to the Liquidity Provider. Each Notice of Borrowing shall be effective upon receipt of a copy thereof by the Liquidity Provider’s office at the address specified in Section 7.02. If a Notice of Borrowing is delivered by the Borrower in respect of any Borrowing no later than 1:00 p.m. (New York City time) on a Business Day, upon satisfaction of the conditions precedent set forth in Section 4.02 with respect to a requested Borrowing, the Liquidity Provider shall make available to the Borrower, in accordance with its payment instructions, the amount of such Borrowing in U.S. dollars and immediately available funds, before 4:00 p.m. (New York City time) on such Business Day or on such later Business Day specified in such Notice of Borrowing. If a Notice of Borrowing is delivered by the Borrower in respect of any Borrowing on a day that is not a Business Day or after 1:00 p.m. (New York City time) on a Business Day, upon satisfaction of the conditions precedent set forth in Section 4.02 with respect to a requested Borrowing, the Liquidity Provider shall make available to the Borrower, in accordance with its payment instructions, the amount of such Borrowing in U.S. dollars and in immediately available funds, before 12:00 Noon (New York City time) on the first Business Day next following the day of receipt of such Notice of Borrowing or on such later Business Day specified by the Borrower in such Notice of Borrowing. Payments of proceeds of a Borrowing shall be made by wire transfer of immediately available funds to the Borrower in accordance with such wire transfer instructions as the Borrower shall furnish from time to time to the Liquidity Provider for such purpose. Each Notice of Borrowing shall be irrevocable and binding on the Borrower.

(f) Upon the making of any Advance requested pursuant to a Notice of Borrowing, in accordance with the Borrower’s payment instructions, the Liquidity Provider shall be fully discharged of its obligation hereunder with respect to such Notice of Borrowing, and the Liquidity Provider shall not thereafter be obligated to make any further Advances hereunder in respect of such Notice of Borrowing to the Borrower or to any other Person. If the Liquidity Provider makes an Advance requested pursuant to a Notice of

[Revolving Credit Agreement (2009-2A)]

Borrowing before 12:00 Noon (New York City time) on the second Business Day after the date of payment specified in Section 2.02(e), the Liquidity Provider shall have fully discharged its obligations hereunder with respect to such Advance and an event of default shall not have occurred hereunder. Following the making of any Advance pursuant to Section 2.02(b), (c), (d) or (g) hereof to fund the Class A Cash Collateral Account, the Liquidity Provider shall have no interest in or rights to the Class A Cash Collateral Account, the funds constituting such Advance or any other amounts from time to time on deposit in the Class A Cash Collateral Account; provided that the foregoing shall not affect or impair the obligations of the Subordination Agent to make the distributions contemplated by Section 3.5(e) or (f) of the Intercreditor Agreement, and provided further, that the foregoing shall not affect or impair the rights of the Liquidity Provider to provide written instructions with respect to the investment and reinvestment of amounts in the Class A Cash Collateral Account to the extent provided in Section 2.2(b) of the Intercreditor Agreement. By paying to the Borrower proceeds of Advances requested by the Borrower in accordance with the provisions of this Agreement, the Liquidity Provider makes no representation as to, and assumes no responsibility for, the correctness or sufficiency for any purpose of the amount of the Advances so made and requested.

(g) A Special Termination Advance shall be made in a single Borrowing upon the receipt by the Borrower of a Special Termination Notice from the Liquidity Provider pursuant to Section 6.01(b), by delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex VII, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used solely to fund the Class A Cash Collateral Account (in accordance with Section 3.5(f) and Section 3.5(k) of the Intercreditor Agreement).

Section 2.03 Fees. The Borrower agrees to pay to the Liquidity Provider the fees set forth in the Fee Letter applicable to this Agreement.

Section 2.04 Automatic Reductions and Termination of the Maximum Commitment.

(a) Automatic Reduction. Promptly following each date on which the Required Amount is reduced as a result of a reduction in the Pool Balance of the Class A Certificates or otherwise, the Maximum Commitment shall automatically be reduced to an amount equal to such reduced Required Amount (as calculated by the Borrower); provided that on the first Regular Distribution Date, the Maximum Commitment shall automatically be reduced to the then Required Amount. The Borrower shall give notice of any such automatic reduction of the Maximum Commitment to the Liquidity Provider within two Business Days thereof. The failure by the Borrower to furnish any such notice shall not affect such automatic reduction of the Maximum Commitment.

(b) Termination. Upon the making of any Provider Advance or Special Termination Advance or the making of or conversion to a Final Advance hereunder or the occurrence of the Termination Date, the obligation of the Liquidity Provider to make further Advances hereunder shall automatically and irrevocably terminate, and the Borrower shall not be entitled to request any further Borrowing hereunder.

[Revolving Credit Agreement (2009-2A)]

Section 2.05 Repayments of Interest Advances, the Special Termination Advance or the Final Advance. Subject to Sections 2.06, 2.07 and 2.09 hereof, the Borrower hereby agrees, without notice of an Advance or demand for repayment from the Liquidity Provider (which notice and demand are hereby waived by the Borrower), to pay, or to cause to be paid, to the Liquidity Provider on each date on which the Liquidity Provider shall make an Interest Advance, the Special Termination Advance or the Final Advance, an amount equal to (a) the amount of such Advance (any such Advance, until repaid, is referred to herein as an “Unpaid Advance”) (if multiple Interest Advances are outstanding any such repayment to be applied in the order in which such Interest Advances have been made, starting with the earliest), plus (b) interest on the amount of each such Unpaid Advance as provided in Section 3.07 hereof; provided that if (i) the Liquidity Provider shall make a Provider Advance at any time after making one or more Interest Advances which shall not have been repaid in accordance with this Section 2.05 or (ii) this Liquidity Facility shall become a Downgraded Facility or Non-Extended Facility at any time when unreimbursed Interest Advances have reduced the Maximum Available Commitment to zero, then such Interest Advances shall cease to constitute Unpaid Advances and shall be deemed to have been changed into an Applied Downgrade Advance or an Applied Non-Extension Advance, as the case may be, for all purposes of this Agreement (including, without limitation, for the purpose of determining when such Interest Advance is required to be repaid to the Liquidity Provider in accordance with Section 2.06 and for the purposes of Section 2.06(b)); provided, further, that amounts in respect of a Special Termination Advance withdrawn from the Class A Cash Collateral Account for the purpose of paying interest on the Class A Certificates in accordance with Section 3.5(f) of the Intercreditor Agreement (the amount of any such withdrawal being an “Applied Special Termination Advance”) shall thereafter (subject to Section 2.06(b)) be treated as an Interest Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon; and provided, further, that if, following the making of a Special Termination Advance, the Liquidity Provider delivers a Termination Notice to the Borrower pursuant to Section 6.01(a), such Special Termination Advance shall thereafter be converted to and treated as a Final Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon and the obligation for repayment thereof and as an Applied Special Termination Advance for purposes of Section 2.6(c) of the Intercreditor Agreement. The Borrower and the Liquidity Provider agree that the repayment in full of each Interest Advance, Special Termination Advance and Final Advance on the date such Advance is made is intended to be a contemporaneous exchange for new value given to the Borrower by the Liquidity Provider.

Section 2.06 Repayments of Provider Advances. (a) Amounts advanced hereunder in respect of a Provider Advance shall be deposited in the Class A Cash Collateral Account, invested and withdrawn from the Class A Cash Collateral Account as set forth in Sections 3.5(c), (d), (e) and (f) of the Intercreditor Agreement. Subject to Sections 2.07 and 2.09, the Borrower agrees to pay to the Liquidity Provider, on each Regular Distribution Date, commencing on the first Regular Distribution Date after the making of a Provider Advance, interest on the principal amount of any such Provider Advance as provided in Section 3.07; provided, however, that amounts in respect of a Provider Advance withdrawn from the Class A Cash Collateral Account for the purpose of paying interest on the Class A Certificates in accordance with Section 3.5(f) of the Intercreditor Agreement (the amount of any such withdrawal being (y) in the case of a Downgrade Advance, an “Applied Downgrade Advance” and (z) in the case of a Non-Extension Advance, an “Applied Non-Extension Advance” and, together with an Applied Downgrade Advance, an “Applied Provider Advance”) shall thereafter (subject to Section 2.06(b)) be treated as an Interest Advance under this Agreement for purposes of determining the

[Revolving Credit Agreement (2009-2A)]

Applicable Liquidity Rate for interest payable thereon and the dates on which such interest is payable; provided further, however, that if, following the making of a Provider Advance, the Liquidity Provider delivers a Termination Notice to the Borrower pursuant to Section 6.01(a) hereof, such Provider Advance shall thereafter be converted to and treated as a Final Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon and the obligation for repayment thereof and as an Applied Downgrade Advance or Applied Non-Extension Advance, as the case may be, for the purposes of Section 2.6(c) of the Intercreditor Agreement. Subject to Sections 2.07 and 2.09 hereof, immediately upon the withdrawal of any amounts from the Class A Cash Collateral Account on account of a reduction in the Required Amount, the Borrower shall repay to the Liquidity Provider a portion of the Provider Advances in a principal amount equal to the amount of such reduction, plus interest on the principal amount prepaid as provided in Section 3.07 hereof.

(b) At any time when an Applied Provider Advance (or any portion thereof) is outstanding, upon the deposit in the Class A Cash Collateral Account of any amount pursuant to clause “fourth” of Section 3.2 of the Intercreditor Agreement (any such amount being a “Replenishment Amount”) for the purpose of replenishing or increasing the balance thereof up to the amount of the Required Amount at such time, (i) the aggregate outstanding principal amount of all Applied Provider Advances (and of Provider Advances treated as an Interest Advance for purposes of determining the Applicable Liquidity Rate for interest payable thereon) shall be automatically reduced by the amount of such Replenishment Amount (if multiple Applied Provider Advances are outstanding, such Replenishment Amount to be applied in the order in which such Applied Provider Advances have been made, starting with the earliest) and (ii) the aggregate outstanding principal amount of all Unapplied Provider Advances shall be automatically increased by the amount of such Replenishment Amount.

(c) At any time when an Applied Special Termination Advance (or any portion thereof) is outstanding, upon the deposit in the Class A Cash Collateral Account of any amount pursuant to clause “fourth” of Section 3.2 of the Intercreditor Agreement (any such amount being a “Special Termination Replenishment Amount”) for the purpose of replenishing or increasing the balance thereof up to the Required Amount at such time, (i) the aggregate outstanding principal amount of all Applied Special Termination Advances (and of Special Termination Advances treated as an Interest Advance for purposes of determining the Applicable Liquidity Rate for interest payable thereon) shall be automatically reduced by the amount of such Special Termination Replenishment Amount and (ii) the aggregate outstanding principal amount of all Unapplied Special Termination Advances shall be automatically increased by the amount of such Special Termination Replenishment Amount.

(d) Upon the provision of a Replacement Liquidity Facility in replacement of this Agreement in accordance with Section 3.5(e) of the Intercreditor Agreement, amounts remaining on deposit in the Class A Cash Collateral Account after giving effect to any Applied Provider Advance or Applied Special Termination Advance on the date of such replacement shall be reimbursed to the replaced Liquidity Provider, but only to the extent such amounts are necessary to repay in full to the replaced Liquidity Provider all amounts owing to it hereunder.

[Revolving Credit Agreement (2009-2A)]

Section 2.07 Payments to the Liquidity Provider Under the Intercreditor Agreement. In order to provide for payment or repayment to the Liquidity Provider of any amounts hereunder, the Intercreditor Agreement provides that amounts available and referred to in Articles II and III of the Intercreditor Agreement, to the extent payable to the Liquidity Provider pursuant to the terms of the Intercreditor Agreement (including, without limitation, Section 3.5(f) of the Intercreditor Agreement), shall be paid to the Liquidity Provider in accordance with the terms thereof. Amounts so paid to, and not required to be returned by, the Liquidity Provider shall be applied by the Liquidity Provider to Liquidity Obligations then due and payable in accordance with the Intercreditor Agreement and shall discharge in full the corresponding obligations of the Borrower hereunder (or, if not provided for in the Intercreditor Agreement, then in such manner as the Liquidity Provider shall deem appropriate).

Section 2.08 Book Entries. The Liquidity Provider shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower resulting from Advances made from time to time and the amounts of principal and interest payable hereunder and paid from time to time in respect thereof; provided, however, that the failure by the Liquidity Provider to maintain such account or accounts shall not affect the obligations of the Borrower in respect of Advances.

Section 2.09 Payments from Available Funds Only. All payments to be made by the Borrower under this Agreement, including, without limitation, Sections 7.05 and 7.07, shall be made only from the amounts that constitute Scheduled Payments, Special Payments or payments under the Fee Letter, Section 4(a)(v) of the Note Purchase Agreement and Section 7.1 of the Participation Agreements and only to the extent that the Borrower shall have sufficient income or proceeds therefrom to enable the Borrower to make payments in accordance with the terms hereof after giving effect to the priority of payments provisions set forth in the Intercreditor Agreement. The Liquidity Provider agrees that it will look solely to such amounts in respect of payments to be made by the Borrower hereunder to the extent available for distribution to it as provided in the Intercreditor Agreement and this Agreement and that the Borrower, in its individual capacity, is not personally liable to it for any amounts payable or liability under this Agreement except as expressly provided in this Agreement, the Intercreditor Agreement or any Participation Agreement. Amounts on deposit in the Class A Cash Collateral Account shall be available to the Borrower to make payments under this Agreement only to the extent and for the purposes expressly contemplated in Section 3.5(f) of the Intercreditor Agreement.

Section 2.10 Extension of the Expiry Date; Non-Extension Advance. No earlier than the 45th day and no later than the 30th day prior to the then effective Expiry Date (unless such Expiry Date is on or after the date that is 15 days after the Final Legal Distribution Date for the Class A Certificates), the Borrower shall request that the Liquidity Provider extend the Expiry Date to the earlier of (i) the date that is 15 days after the Final Legal Distribution Date for the Class A Certificates and (ii) the date that is the day immediately preceding the 364th day occurring after the last day of the Consent Period (as hereinafter defined). Whether or not the Borrower has made such request, the Liquidity Provider shall advise the Borrower no earlier than the 30th day (or, if earlier, the date of the Liquidity Provider’s receipt of such request, if any, from the Borrower) and no later than the 25th day prior to the then effective Expiry Date (such period, the “Consent Period”), whether, in its sole discretion, it agrees to so extend the Expiry Date. If the Liquidity Provider advises the Borrower on or before the date on which the Consent Period ends that such Expiry Date shall not be so

[Revolving Credit Agreement (2009-2A)]

extended, or fails to irrevocably and unconditionally advise the Borrower on or before the date on which the Consent Period ends that such Expiry Date shall be so extended (and, in each case, if the Liquidity Provider shall not have been replaced in accordance with Section 3.5(e) of the Intercreditor Agreement), the Borrower shall be entitled on and after the date on which the Consent Period ends (but prior to the then effective Expiry Date) to request a Non-Extension Advance in accordance with Section 2.02(b) hereof and Section 3.5(d) of the Intercreditor Agreement.

ARTICLE III

OBLIGATIONS OF THE BORROWER

Section 3.01 Increased Costs. The Borrower shall pay to the Liquidity Provider from time to time such amounts as may be necessary to compensate the Liquidity Provider for any increased costs incurred by the Liquidity Provider which are attributable to its making or maintaining any Advances hereunder or its obligation to make any such Advances hereunder, or any reduction in any amount receivable by the Liquidity Provider under this Agreement or the Intercreditor Agreement in respect of any such Advances or such obligation (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any change after the date of this Agreement in U.S. federal, state, municipal, or foreign laws or regulations (including Regulation D of the Board of Governors of the Federal Reserve System), or the adoption or making after the date of this Agreement of any interpretations, directives, or requirements applying to a class of banks including the Liquidity Provider under any U.S. federal, state, municipal, or any foreign laws or regulations (whether or not having the force of law) by any court, central bank or monetary authority charged with the interpretation or administration thereof (a “Regulatory Change”), which: (1) changes the basis of taxation of any amounts payable to the Liquidity Provider under this Agreement in respect of any such Advances or such obligation (other than with respect to Excluded Taxes or Indemnified Taxes); or (2) imposes or modifies any reserve, special deposit, compulsory loan or similar requirements relating to any extensions of credit or other assets of, or any deposits with other liabilities of, the Liquidity Provider (including any such Advances or such obligation or any deposits referred to in the definition of LIBOR Rate or Market Disruption Base Rate or related definitions). The Liquidity Provider agrees to use reasonable efforts (consistent with its internal policies and applicable legal and regulatory restrictions) to change the jurisdiction of its Lending Office if making such change would avoid the need for, or reduce the amount of, any amount payable under this Section that may thereafter accrue and would not, in the reasonable judgment of the Liquidity Provider, be otherwise disadvantageous to the Liquidity Provider.

The Liquidity Provider will notify the Borrower of any event occurring after the date of this Agreement that will entitle the Liquidity Provider to compensation pursuant to this Section 3.01 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, which notice shall describe in reasonable detail the calculation of the amounts owed under this Section; provided, that if the Liquidity Provider fails to give such notice within 180 days after it obtains such knowledge, the Liquidity Provider shall, with respect to any costs resulting from such event, only be entitled to payment under this Section 3.01 for costs incurred from and after the date 180 days prior to the date the Liquidity Provider does give such notice. Determinations by the Liquidity Provider for purposes of this Section 3.01 of the effect of any Regulatory Change on its costs of making or maintaining

[Revolving Credit Agreement (2009-2A)]

Advances or on amounts receivable by it in respect of Advances, and of the additional amounts required to compensate the Liquidity Provider in respect of any Additional Costs, shall be prima facie evidence of the amount owed under this Section.

Notwithstanding the preceding two paragraphs, the Liquidity Provider and the Subordination Agent agree that any permitted assignee or participant of the initial Liquidity Provider which is not a bank, shall not be entitled to the benefits of the preceding two paragraphs (but without limiting the provisions of Section 7.08 hereof).

Section 3.02 Capital Adequacy. If (1) the adoption, after the date hereof, of any applicable governmental law, rule or regulation regarding capital adequacy, (2) any change, after the date hereof, in the interpretation or administration of any such law, rule or regulation by any central bank or other governmental authority charged with the interpretation or administration thereof or (3) compliance by the Liquidity Provider or any corporation or bank controlling the Liquidity Provider with any applicable guideline or request of general applicability, issued after the date hereof, by any central bank or other governmental authority (whether or not having the force of law) that constitutes a change of the nature described in clause (2), has the effect of (x) requiring an increase in the amount of capital required to be maintained by the Liquidity Provider or any corporation or bank controlling the Liquidity Provider and such increase is based upon the Liquidity Provider’s obligations hereunder (including funded obligations) and other similar obligations or (y) reducing the rate of return on assets or capital of the Liquidity Provider (or such corporation or bank) and such adoption, change or compliance, as the case may be, relates to the Liquidity Provider’s obligations hereunder (including funded obligations) and similar obligations, the Borrower shall, subject to the provisions of the next paragraph, pay to the Liquidity Provider from time to time such additional amount or amounts as are necessary to compensate the Liquidity Provider for such portion of such increase as shall be reasonably allocable to the Liquidity Provider’s obligations to the Borrower hereunder.

The Liquidity Provider will notify the Borrower of any event occurring after the date of this Agreement that will entitle the Liquidity Provider to compensation pursuant to this Section 3.02 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, which notice shall describe in reasonable detail the calculation of the amounts owed under this Section; provided, that if the Liquidity Provider fails to give such notice within 180 days after it obtains such knowledge, the Liquidity Provider shall, with respect to any costs resulting from such event, only be entitled to payment under this Section 3.02 for costs incurred from and after the date 180 days prior to the date the Liquidity Provider does give such notice. Determinations by the Liquidity Provider for purposes of this Section 3.02 of the effect of any increase in the amount of capital required to be maintained by the Liquidity Provider and of the amount allocable to the Liquidity Provider’s obligations to the Borrower hereunder shall be prima facie evidence of the amounts owed under this Section, absent manifest error.

Notwithstanding the preceding two paragraphs, the Liquidity Provider and the Subordination Agent agree that any permitted assignee or participant of the initial Liquidity Provider which is not a bank, shall not be entitled to the benefits of the preceding two paragraphs (but without limiting the provisions of Section 7.08 hereof).

[Revolving Credit Agreement (2009-2A)]

Section 3.03 Payments Free of Deductions. (a) Unless required by applicable law, all payments made by the Borrower under this Agreement shall be made free and clear of, and without reduction for or on account of, any present or future Taxes of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed. If any Taxes are required to be withheld from any amounts payable to the Liquidity Provider under this Agreement, (i) the Borrower shall within the time prescribed therefor by applicable law pay to the appropriate governmental or taxing authority the full amount of any such Taxes (and any additional Taxes in respect of the additional amounts payable under clause (ii) hereof) and make such reports or returns in connection therewith at the time or times and in the manner prescribed by applicable law, and (ii) in the case of Taxes, other than Excluded Taxes (such non-excluded Taxes being referred to herein, collectively, as “Indemnified Taxes” and each, individually, as a “Indemnified Tax”), the amounts so payable to the Liquidity Provider shall be increased to the extent necessary to yield to the Liquidity Provider (after payment of all Taxes) interest or any other such amounts payable under this Agreement at the rates or in the amounts specified in this Agreement. The Liquidity Provider agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Office if making such change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of the Liquidity Provider, be otherwise disadvantageous to the Liquidity Provider. From time to time upon the reasonable request of the Borrower, the Liquidity Provider agrees to provide to the Borrower such original Internal Revenue Service Forms (including W-8BEN, W-8ECI or W-9), as appropriate with respect to Liquidity Provider, or any successor or other form prescribed by the Internal Revenue Service, certifying as to any available exemption from or reduction in the rate of United States withholding tax on payments pursuant to this Agreement. Within 30 days after the date of each payment hereunder, the Borrower shall furnish to the Liquidity Provider the original or a certified copy of (or other documentary evidence of) the payment of the Indemnified Taxes applicable to such payment.

(b) Unless required by applicable law, all payments (including, without limitation, Advances) made by the Liquidity Provider under this Agreement shall be made free and clear of, and without reduction for or on account of, any Taxes. If any Taxes are required to be withheld or deducted from any amounts payable to the Borrower under this Agreement, the Liquidity Provider shall (i) within the time prescribed therefor by applicable law pay to the appropriate governmental or taxing authority the full amount of any such Taxes (and any additional Taxes in respect of the additional amounts payable under clause (ii) hereof) and make such reports or returns in connection therewith at the time or times and in the manner prescribed by applicable law, and (ii) pay to the Borrower an additional amount which (after deduction of all such Taxes) will be sufficient to yield to the Borrower the full amount which would have been received by it had no such withholding or deduction been made. Within 30 days after the date of each payment hereunder, the Liquidity Provider shall furnish to the Borrower the original or a certified copy of (or other documentary evidence of) the payment of the Taxes applicable to such payment.

(c) If any exemption from, or reduction in the rate of, any Taxes is reasonably available to the Borrower to establish that payments under this Agreement are exempt from (or entitled to a reduced rate of) tax, the Borrower shall deliver to the Liquidity Provider such form or forms and such other evidence of the eligibility of the Borrower for such exemption or reduction as the

[Revolving Credit Agreement (2009-2A)]

Liquidity Provider may reasonably identify to the Borrower as being required as a condition to exemption from, or reduction in the rate of, any Taxes.

Section 3.04 Payments. The Borrower shall make or cause to be made each payment to the Liquidity Provider under this Agreement so as to cause the same to be received by the Liquidity Provider not later than 1:00 P.M. (New York City time) on the day when due. The Borrower shall make all such payments in lawful money of the United States of America, to the Liquidity Provider in immediately available funds, by wire transfer to the account of Goldman Sachs Bank USA at Citibank, N.A., New York, ABA No. 021000089, Account No. 30627664, Reference: United Air Lines, Attn: Bank Loan Operations, or to such other account as the Liquidity Provider may from time to time direct the Borrower.

Section 3.05 Computations. All computations of interest based on the Base Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the LIBOR Rate or the Market Disruption Base Rate shall be made on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

Section 3.06 Payment on Non-Business Days. Whenever any payment to be made hereunder to the Liquidity Provider shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day without any additional interest (and if so made, shall be deemed to have been made when due).

Section 3.07 Interest. (a) Subject to Section 2.09, the Borrower shall pay, or shall cause to be paid, without duplication, interest on (i) the unpaid principal amount of each Advance from and including the date of such Advance (or, in the case of an Applied Provider Advance or Applied Special Termination Advance, from and including the date on which the amount thereof was withdrawn from the Class A Cash Collateral Account to pay interest on the Class A Certificates) to but excluding the date such principal amount shall be paid in full (or, in the case of an Applied Provider Advance or Applied Special Termination Advance, the date on which the Class A Cash Collateral Account is fully replenished in respect of such Advance) and (ii) any other amount due hereunder (whether fees, commissions, expenses or other amounts or, to the extent permitted by law, installments of interest on Advances or any such other amount) that is not paid when due (whether at stated maturity, by acceleration or otherwise) from and including the due date thereof to but excluding the date such amount is paid in full, in each such case, at a fluctuating interest rate per annum for each day equal to the Applicable Liquidity Rate (as defined below) for such Advance or such other amount, as the case may be, as in effect for such day, but in no event at a rate per annum greater than the maximum rate permitted by applicable law; provided, however, that, if at any time the otherwise applicable interest rate as set forth in this Section 3.07 shall exceed the maximum rate permitted by applicable law, then any subsequent reduction in such interest rate will not reduce the rate of interest payable pursuant to this Section 3.07 below the maximum rate permitted by applicable law until the total amount of interest accrued equals the amount of interest that would have accrued if such otherwise applicable interest rate as set forth in this Section 3.07 had at all times been in effect.

(b) Except as provided in clause (e) below, each Advance (other than any Unapplied Provider Advance or Unapplied Special Termination Advance) will be either a Base Rate Advance or a LIBOR Advance as provided in this Section. Each such Advance

[Revolving Credit Agreement (2009-2A)]

will be a Base Rate Advance for the period from the date of its borrowing to (but excluding) the third LIBOR Business Day following the Liquidity Provider’s receipt of the Notice of Borrowing for such Advance. Thereafter, such Advance shall be a LIBOR Advance.

(c) Each LIBOR Advance shall bear interest during each Interest Period at a rate per annum equal to the LIBOR Rate for such Interest Period plus the Applicable Margin for such LIBOR Advance, payable in arrears on the last day of such Interest Period and, in the event of the payment of principal of such LIBOR Advance on a day other than such last day, on the date of such payment (to the extent of interest accrued on the amount of principal repaid).

(d) Each Base Rate Advance shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin for such Base Rate Advance, payable in arrears on each Regular Distribution Date and, in the event of the payment of principal of such Base Rate Advance on a day other than a Regular Distribution Date, on the date of such payment (to the extent of interest accrued on the amount of principal repaid).

(e) Each outstanding Unapplied Non-Extension Advance, Unapplied Downgrade Advance and Unapplied Special Termination Advance shall bear interest in an amount equal to the Investment Earnings on amounts on deposit in the Class A Cash Collateral Account plus the Applicable Margin for such Unapplied Non-Extension Advance, Unapplied Downgrade Advance or Unapplied Special Termination Advance, as applicable, on the amount of such Unapplied Non-Extension Advance, Unapplied Downgrade Advance or Unapplied Special Termination Advance from time to time, payable in arrears on each Regular Distribution Date.

(f) Each amount not paid when due hereunder (whether fees, commissions, expenses or other amounts or, to the extent permitted by applicable law, installments of interest on Advances but excluding Advances) shall bear interest at a rate per annum equal to the Base Rate plus 2.00% per annum until paid.

(g) Each change in the Base Rate shall become effective immediately. The rates of interest specified in this Section 3.07 with respect to any Advance or other amount shall be referred to as the “Applicable Liquidity Rate”.

(h) If at any time the Liquidity Provider shall have determined (which determination shall be conclusive and binding upon the Borrower, absent manifest error) that, by reason of circumstances affecting the relevant interbank lending market generally, the LIBOR Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to the Liquidity Provider (as conclusively certified by the Liquidity Provider, absent manifest error) of making or maintaining Advances, the Liquidity Provider shall give facsimile or telephonic notice thereof (a “Rate Determination Notice”) to the Borrower. Following the receipt of a Rate Determination Notice by the Borrower, the LIBOR Rate shall be the Market Disruption Base Rate until the Interest Period that immediately follows the withdrawal of such Rate Determination Notice. The Liquidity Provider shall withdraw a Rate Determination Notice given hereunder when the Liquidity Provider determines that the circumstances giving rise to such Rate Determination Notice no longer apply to the Liquidity Provider.

[Revolving Credit Agreement (2009-2A)]

Section 3.08 Replacement of Borrower. From time to time and subject to the successor Borrower’s meeting the eligibility requirements set forth in Section 6.9 of the Intercreditor Agreement applicable to the Subordination Agent, upon the effective date and time specified in a written and completed Notice of Replacement Subordination Agent in substantially the form of Annex VI attached hereto (a “Notice of Replacement Subordination Agent”) delivered to the Liquidity Provider by the then Borrower, the successor Borrower designated therein shall be substituted for the Borrower for all purposes hereunder.

Section 3.09 Funding Loss Indemnification. The Borrower shall pay to the Liquidity Provider, upon the request of the Liquidity Provider, such amount or amounts as shall be sufficient (in the reasonable opinion of the Liquidity Provider) to compensate it for any loss, cost, or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the Liquidity Provider to fund or maintain any LIBOR Advance (but excluding loss of anticipated profits) incurred as a result of:

(1) Any repayment of a LIBOR Advance on a date other than the last day of the Interest Period for such Advance; or

(2) Any failure by the Borrower to borrow a LIBOR Advance on the date for borrowing specified in the relevant notice under Section 2.02.

Section 3.10 Illegality. Notwithstanding any other provision in this Agreement, if any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Liquidity Provider (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Liquidity Provider (or its Lending Office) to maintain or fund its LIBOR Advances, then upon notice to the Borrower by the Liquidity Provider, the outstanding principal amount of the LIBOR Advances shall be converted to Base Rate Advances (a) immediately upon demand of the Liquidity Provider, if such change or compliance with such request, in the judgment of the Liquidity Provider, requires immediate repayment; or (b) at the expiration of the last Interest Period to expire before the effective date of any such change or request. The Liquidity Provider agrees to use reasonable efforts (consistent with its internal policies and applicable legal and regulatory restrictions) to change the jurisdiction of its Lending Office if making such change would avoid or cure the aforesaid illegality and would not, in the reasonable judgment of the Liquidity Provider, be otherwise disadvantageous to the Liquidity Provider.

[Revolving Credit Agreement (2009-2A)]

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.01 Conditions Precedent to Effectiveness of Section 2.01. Section 2.01 of this Agreement shall become effective on and as of the first date (the “Effective Date”) on which the following conditions precedent have been satisfied or waived:

(a) The Liquidity Provider shall have received each of the following, and in the case of each document delivered pursuant to paragraphs (i), (ii) and (iii), each in form and substance satisfactory to the Liquidity Provider:

(i) This Agreement duly executed on behalf of the Borrower and the Fee Letter applicable to this Agreement duly executed on behalf of the Borrower and United;

(ii) The Intercreditor Agreement duly executed on behalf of each of the parties thereto (other than the Liquidity Provider);

(iii) Fully executed copies of each of the Operative Agreements executed and delivered on or before the Issuance Date (other than this Agreement, the Guarantee Agreement, the Fee Letter and the Intercreditor Agreement);

(iv) A copy of the Prospectus Supplement and specimen copies of the Class A Certificates;

(v) An executed copy of each document, instrument, certificate and opinion delivered on or before the Issuance Date pursuant to the Class A Trust Agreement, the Note Purchase Agreement, the Intercreditor Agreement and the other Operative Agreements (in the case of each such opinion, other than the opinion of counsel for the Underwriters, either addressed to the Liquidity Provider or accompanied by a letter from the counsel rendering such opinion to the effect that the Liquidity Provider is entitled to rely on such opinion as of its date as if it were addressed to the Liquidity Provider);

(vi) Evidence that there shall have been made and shall be in full force and effect, all filings, recordings and/or registrations, and there shall have been given or taken any notice or other similar action as may be reasonably necessary or, to the extent reasonably requested by the Liquidity Provider, reasonably advisable, in order to establish, perfect, protect and preserve the right, title and interest, remedies, powers, privileges, liens and security interests of, or for the benefit of, the Trustees, the Borrower and the Liquidity Provider created by the Operative Agreements executed and delivered on or before the Closing Date;

(vii) An agreement from United, pursuant to which United agrees to provide copies of quarterly financial statements and audited annual financial statements to the Liquidity Provider provided that so long as United is subject to the reporting requirements of the Securities Exchange Act of 1934, such information will be considered provided if it is made available on the EDGAR database of the Securities and Exchange Commission;

(viii) Legal opinions from (a) Morris James, LLP, special Delaware counsel to the Borrower and (b) Vedder Price P.C., special counsel to United, each in form and substance reasonably satisfactory to the Liquidity Provider; and

(ix) Such other documents, instruments, opinions and approvals pertaining to the transactions contemplated hereby or by the other Operative Agreements as the Liquidity Provider shall have reasonably requested, including, without limitation, such documentation as the Liquidity Provider may require to satisfy its “know your customer” policies.

[Revolving Credit Agreement (2009-2A)]

(b) The following statement shall be true on and as of the Effective Date: no event has occurred and is continuing, or would result from the entering into of this Agreement or the making of any Advance, which constitutes a Liquidity Event of Default.

(c) The Liquidity Provider shall have received payment in full of all fees and other sums required to be paid to or for the account of the Liquidity Provider on or prior to the Effective Date.

(d) All conditions precedent to the issuance of the Certificates under the Trust Agreements shall have been satisfied or waived and all conditions precedent to the purchase of the Class A Certificates and the Class B Certificates by the Underwriters under the Underwriting Agreement shall have been satisfied or waived.

(e) The Borrower shall have received a certificate, dated the date hereof, signed by a duly authorized representative of the Liquidity Provider, certifying that the Effective Date is the date hereof. Upon receipt by the Borrower of such certificate, all conditions precedent to the effectiveness of Section 2.01 shall be deemed to have been satisfied or waived.

Section 4.02 Conditions Precedent to Borrowing. The obligation of the Liquidity Provider to make an Advance on the occasion of each Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and, on or prior to the date of such Borrowing, the Borrower shall have delivered a Notice of Borrowing which conforms to the terms and conditions of this Agreement and has been completed as may be required by the relevant form of the Notice of Borrowing for the type of Advance requested.

Section 4.03 Representations and Warranties. The representations and warranties of the Borrower in Section 4.2 of the Participation Agreements shall be deemed to be incorporated into this Agreement as if set out in full herein and as if such representations and warranties were made by the Borrower to the Liquidity Provider as of the date hereof. In addition, the Borrower represents and warrants to the Liquidity Provider that:

(a) the Borrower is not an “investment company” under the Investment Company Act of 1940; and

(b) the Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U, and no part of the proceeds of the Advances will be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying any such “margin stock”.

[Revolving Credit Agreement (2009-2A)]

ARTICLE V

COVENANTS

Section 5.01 Affirmative Covenants of the Borrower. So long as any Advance shall remain unpaid or the Liquidity Provider shall have any Maximum Commitment hereunder or the Borrower shall have any obligation to pay any amount to the Liquidity Provider hereunder, the Borrower will, unless the Liquidity Provider shall otherwise consent in writing:

(a) Performance of this and Other Agreements. Punctually pay or cause to be paid all amounts payable by it under this Agreement and the other Operative Agreements and observe and perform in all material respects the conditions, covenants and requirements applicable to it contained in this Agreement and the other Operative Agreements.

(b) Reporting Requirements. Furnish to the Liquidity Provider with reasonable promptness, such information and data with respect to the transactions contemplated by the Operative Agreements as from time to time may be reasonably requested by the Liquidity Provider; and permit the Liquidity Provider, upon reasonable notice, to inspect the Borrower’s books and records with respect to such transactions and to meet with officers and employees of the Borrower to discuss such transactions.

(c) Certain Operative Agreements. Furnish to the Liquidity Provider with reasonable promptness, such Operative Agreements entered into after the date hereof as from time to time may be reasonably requested by the Liquidity Provider.

Section 5.02 Negative Covenants of the Borrower. So long as any Advance shall remain unpaid or the Liquidity Provider shall have any Maximum Commitment hereunder or the Borrower shall have any obligation to pay any amount to the Liquidity Provider hereunder, the Borrower will not appoint or permit or suffer to be appointed any successor Borrower without the prior written consent of the Liquidity Provider, which consent shall not be unreasonably withheld or delayed.

ARTICLE VI

LIQUIDITY EVENTS OF DEFAULT AND SPECIAL TERMINATION

Section 6.01 Liquidity Events of Default and Special Termination. (a) If (i) any Liquidity Event of Default has occurred and is continuing and (ii) there is a Performing Note Deficiency, the Liquidity Provider may, in its discretion, deliver to the Borrower a Termination Notice, the effect of which shall be to cause (A) the obligation of the Liquidity Provider to make Advances hereunder to expire on the fifth Business Day after the date on which such Termination Notice is received by the Borrower, (B) the Borrower to promptly request, and the Liquidity Provider to promptly make, a Final Advance in accordance with Section 2.02(d) hereof and Section 3.5(i) of the Intercreditor Agreement, (C) all other outstanding Advances to be automatically converted into Final Advances for purposes of determining the Applicable Liquidity Rate for interest payable thereon, and (D) subject to Sections 2.07 and 2.09 hereof, all Advances (including, without limitation, any Provider Advance and Applied Provider Advance), any accrued interest thereon and any other amounts outstanding hereunder to become immediately due and payable to the Liquidity Provider.

(b) If the aggregate Pool Balance of the Class A Certificates is greater than the aggregate outstanding principal amount of the Series A Equipment Notes (other than any Series A Equipment Notes previously sold or with respect to which the collateral securing such Series A Equipment Notes has been disposed of) at any time during the 18 month period prior to January 15, 2017 the Liquidity Provider may, in its discretion, deliver to the Borrower a Special Termination Notice, the effect of which shall be to cause (i) the obligation of the Liquidity Provider to make Advances hereunder to expire on the fifth Business Day after the date on which such

[Revolving Credit Agreement (2009-2A)]

Special Termination Notice is received by the Borrower, (ii) the Borrower to promptly request, and the Liquidity Provider to promptly make, a Special Termination Advance in accordance with Section 2.02(g) and Section 3.5(m) of the Intercreditor Agreement, and (iii) subject to Sections 2.07 and 2.09, all Advances (including, without limitation, any Provider Advance and Applied Provider Advance), any accrued interest thereon and any other amounts outstanding hereunder to become immediately due and payable to the Liquidity Provider.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Liquidity Provider, and, in the case of an amendment or of a waiver by the Borrower, the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 7.02 Notices, Etc. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telecopier and mailed or delivered or sent by telecopier) addressed to the applicable party at its address set forth below:

Borrower:

Wilmington Trust Company
1100 North Market Street
Wilmington, DE 19890-0001
Attention: Corporate Trust Administration
Telephone: (302) 676-6002
Fax: (302) 676-4140

with a copy to:

United Air Lines, Inc.
77 West Wacker Drive
Chicago, IL 60601
Attention: Stephen R. Lieberman, Vice
President & Treasurer
E-Mail: stephen.lieberman@united.com
Telephone: (312) 997-8000
Facsimile: (312) 997-8333; and

General Counsel
Telephone: (312) 997-8000
Facsimile: (312) 997-8333

[Revolving Credit Agreement (2009-2A)]

Liquidity Provider:

Goldman Sachs Bank USA
30 Hudson Street, 36th Floor
Jersey City, NJ 07302
Attention: Muhammad Khan
Telephone: (212) 357-4350
Fax: (917) 977-3966

or to such other address as shall be designated by such Person in a written notice to the others. All such notices and communications shall be effective (i) if given by telecopier, when transmitted to the telecopier number specified above with receipt confirmed electronically, and received in legible form, (ii) if given by mail, five Business Days after being deposited in the mails addressed as specified above, and (iii) if given by other means, when delivered at the address specified above, except that written notices to the Liquidity Provider pursuant to the provisions of Article II and Article III hereof shall not be effective until received by the Liquidity Provider. The Borrower shall give all Notices of Borrowing via telecopier; provided, that, in the event of a transmission failure, the Borrower shall use reasonable efforts to deliver the applicable Notice of Borrowing to the Liquidity Provider on the same Business Day using such other means as may be reasonably deemed necessary by the Borrower. A copy of all notices delivered hereunder to either party shall in addition be delivered to each of the parties to the Participation Agreements at their respective addresses set forth therein.

Section 7.03 No Waiver; Remedies. No failure on the part of the Liquidity Provider to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.04 Further Assurances. The Borrower agrees to do such further acts and things and to execute and deliver to the Liquidity Provider such additional assignments, agreements, powers and instruments as the Liquidity Provider may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Operative Agreements or to better assure and confirm unto the Liquidity Provider its rights, powers and remedies hereunder and under the other Operative Agreements.

Section 7.05 Indemnification; Survival of Certain Provisions. The Liquidity Provider shall be indemnified hereunder to the extent and in the manner described in Section 7.1 of the Participation Agreements. In addition, the Borrower agrees to indemnify, protect, defend and hold harmless the Liquidity Provider from, against and in respect of, and shall pay on demand, all Expenses of any kind or nature whatsoever (other than any Expenses of the nature described in Section 3.01, 3.02 or 7.07 hereof or in the Fee Letter applicable to this Agreement (regardless of whether indemnified against pursuant to said Sections or in such Fee Letter)), that may be imposed on, incurred by or asserted against any Liquidity Indemnitee, in any way relating to, resulting from, or arising out of or in connection with any action, suit or proceeding by any third party against such Liquidity Indemnitee and relating to this Agreement, the Fee Letter, the Intercreditor Agreement or any Financing Agreement; provided, however, that the Borrower

[Revolving Credit Agreement (2009-2A)]

shall not be required to indemnify, protect, defend and hold harmless any Liquidity Indemnitee in respect of any Expense of such Liquidity Indemnitee to the extent such Expense is (i) attributable to the gross negligence or willful misconduct of such Liquidity Indemnitee or any other Liquidity Indemnitee, (ii) ordinary and usual operating overhead expense, (iii) attributable to the failure by such Liquidity Indemnitee or any other Liquidity Indemnitee to perform or observe any agreement, covenant or condition on its part to be performed or observed in this Agreement, the Intercreditor Agreement, the Fee Letter applicable to this Agreement or any other Operative Agreement to which it is a party; or (iv) a Tax. The indemnities contained in Section 7.1 of the Participation Agreements, and the provisions of Sections 3.01, 3.02, 3.03, 3.09, 7.05 and 7.07 hereof, shall survive the termination of this Agreement.

Section 7.06 Liability of the Liquidity Provider. (a) Neither the Liquidity Provider nor any of its officers, employees, directors or Affiliates shall be liable or responsible for: (i) the use which may be made of the Advances or any acts or omissions of the Borrower or any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; or (iii) the making of Advances by the Liquidity Provider against delivery of a Notice of Borrowing and other documents which do not comply with the terms hereof; provided, however, that the Borrower shall have a claim against the Liquidity Provider, and the Liquidity Provider shall be liable to the Borrower, to the extent of any damages suffered by the Borrower which were the result of (A) the Liquidity Provider’s willful misconduct or negligence in determining whether documents presented hereunder comply with the terms hereof, or (B) any breach by the Liquidity Provider of any of the terms of this Agreement or the Intercreditor Agreement, including, but not limited to, the Liquidity Provider’s failure to make lawful payment hereunder after the delivery to it by the Borrower of a Notice of Borrowing strictly complying with the terms and conditions hereof. In no event, however, shall the Liquidity Provider be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).

(b) Neither the Liquidity Provider nor any of its officers, employees, directors or Affiliates shall be liable or responsible in any respect for (i) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with this Agreement or any Notice of Borrowing delivered hereunder, or (ii) any action, inaction or omission which may be taken by it in good faith, absent willful misconduct or gross negligence (in which event the extent of the Liquidity Provider’s potential liability to the Borrower shall be limited as set forth in the immediately preceding paragraph), in connection with this Agreement or any Notice of Borrowing.

Section 7.07 Costs, Expenses and Taxes. The Borrower agrees to pay, or cause to be paid (A) on the Effective Date and on such later date or dates on which the Liquidity Provider shall make demand, all reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of outside counsel for the Liquidity Provider) of the Liquidity Provider in connection with the preparation, negotiation, execution, delivery, filing and recording of this Agreement, any other Operative Agreement and any other documents which may be delivered in connection with this Agreement and (B) on demand, all reasonable costs and expenses (including reasonable counsel fees and expenses) of the Liquidity Provider in connection with

[Revolving Credit Agreement (2009-2A)]

(i) the enforcement of this Agreement or any other Operative Agreement, (ii) the modification or amendment of, or supplement to, this Agreement or any other Operative Agreement or such other documents which may be delivered in connection herewith or therewith (whether or not the same shall become effective) or any waiver or consent thereunder (whether or not the same shall become effective) or (iii) any action or proceeding relating to any order, injunction, or other process or decree restraining or seeking to restrain the Liquidity Provider from paying any amount under this Agreement, the Intercreditor Agreement or any other Operative Agreement or otherwise affecting the application of funds in the Class A Cash Collateral Account. In addition, the Borrower shall pay any and all recording, stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, any other Operative Agreement and such other documents, and agrees to hold the Liquidity Provider harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

Section 7.08 Binding Effect; Participations. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower and the Liquidity Provider and their respective successors and assigns, except that neither the Liquidity Provider (except as otherwise provided in this Section 7.08 and in Section 3.5(l) of the Intercreditor Agreement) nor (except as contemplated by Section 3.08) the Borrower shall have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the other party, subject to the requirements of Section 7.08(b). The Liquidity Provider may grant participations herein or in any of its rights hereunder (including, without limitation, funded participations and participations in rights to receive interest payments hereunder) and under the other Operative Agreements to such Persons (other than United and its Affiliates) as the Liquidity Provider may in its sole discretion select, subject to the requirements of Section 7.08(b). No such granting of participations by the Liquidity Provider, however, will relieve the Liquidity Provider of its obligations hereunder. In connection with any participation or any proposed participation, the Liquidity Provider may disclose to the participant or the proposed participant any information that the Borrower is required to deliver or to disclose or is otherwise provided to the Liquidity Provider pursuant to this Agreement. The Borrower acknowledges and agrees that the Liquidity Provider’s source of funds may derive in part from its participants. Accordingly, references in this Agreement and the other Operative Agreements to determinations, reserve and capital adequacy requirements, increased costs, reduced receipts, additional amounts due pursuant to Section 3.03 and the like as they pertain to the Liquidity Provider shall be deemed also to include those of each of its participants that are banks (subject, in each case, to the maximum amount that would have been incurred by or attributable to the Liquidity Provider directly if the Liquidity Provider, rather than the participant, had held the interest participated).

(b) If, pursuant to subsection (a) above, the Liquidity Provider sells any participation in this Agreement to any bank or other entity (each, a “Transferee”), the Transferee shall not be entitled to receive any greater payment under Section 3.01, 3.02 or 3.03 than the Liquidity Provider would have been entitled to receive with respect to the participation sold to such Transferee unless the sale of such participation is made with the prior written consent of the Borrower and United. A Transferee shall not be entitled to the benefits of Section 3.03 unless the Borrower and United is notified of the participation sold to such Transferee and such Transferee agrees, for the benefit of the Borrower, to comply with the certification requirements of Section 3.03 as though it were the Liquidity Provider.

[Revolving Credit Agreement (2009-2A)]

Unless the Borrower has received forms or other documents reasonably satisfactory to it (and required by applicable law) indicating that payments hereunder are not subject to United States federal withholding tax, the Borrower will withhold any such taxes as required by law from such payments at the applicable statutory rate.

(c) Notwithstanding the other provisions of this Section 7.08, the Liquidity Provider may assign and pledge all or any portion of the Advances owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Advances made by the Borrower to the Liquidity Provider in accordance with the terms of this Agreement shall satisfy the Borrower’s obligations hereunder in respect of such assigned Advance to the extent of such payment. No such assignment shall release the Liquidity Provider from its obligations hereunder.

Section 7.09 Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

Section 7.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

Section 7.11 Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Immunity. (a) Each of the parties hereto hereby irrevocably and unconditionally:

(i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Operative Agreement, or for recognition and enforcement of any judgment in respect hereof or thereof, to the exclusive jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof; provided, that, in the case United is a debtor in a proceeding under the Bankruptcy Code, each party also submits for itself and its property to the court that has jurisdiction over the bankruptcy proceedings;

(ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to each party hereto at its address set forth in Section 7.02 hereof, or at such other address of which the Liquidity Provider shall have been notified pursuant thereto; and

[Revolving Credit Agreement (2009-2A)]

(iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(b) THE BORROWER AND THE LIQUIDITY PROVIDER EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Borrower and the Liquidity Provider each warrant and represent that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel. THIS WAIVER IS IRREVOCABLE, AND CANNOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

Section 7.12 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 7.13 Entirety. This Agreement, the Intercreditor Agreement and the other Operative Agreements to which the Liquidity Provider is a party constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements of such parties.

Section 7.14 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

Section 7.15 Transfer. The Liquidity Provider hereby acknowledges and consents to the Transfer contemplated by the Assignment and Assumption Agreement.

Section 7.16 LIQUIDITY PROVIDER’S OBLIGATION TO MAKE ADVANCES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE OBLIGATIONS OF THE LIQUIDITY PROVIDER TO MAKE ADVANCES HEREUNDER, AND THE BORROWER’S RIGHTS TO DELIVER NOTICES OF BORROWING REQUESTING THE MAKING OF ADVANCES HEREUNDER, SHALL BE UNCONDITIONAL AND IRREVOCABLE, AND SHALL BE PAID OR PERFORMED, IN EACH CASE STRICTLY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

Section 7.17 Patriot Act. In compliance with the USA Patriot Act and 31 CFR Part 103.121 and, in the case of a non-U.S. entity, any other similar requirements of the relevant foreign jurisdiction, when requested WTC shall provide to the Liquidity Provider certain information relating to WTC that the Liquidity Provider may be required to obtain and keep on file, including WTC’s name, address and various identifying documents.

[Revolving Credit Agreement (2009-2A)]

Section 7.18 Fiduciary Duty. The Liquidity Provider and its Affiliates may have economic interests that conflict with those of WTC, its stockholders and/or its Affiliates. WTC agrees that nothing in the Operative Agreements or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or implied duty between the Liquidity Provider or its Affiliates, on the one hand, and WTC, its stockholders or its Affiliates, on the other. WTC acknowledges and agrees that (a) the transactions contemplated by the Operative Agreements (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Liquidity Provider and its Affiliates, on the one hand, and WTC, on the other, and (b) in connection therewith and with the process leading thereto, (i) neither the Liquidity Provider or its Affiliates have assumed an advisory or fiduciary responsibility in favor of WTC, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether the Liquidity Provider or its Affiliates have advised, are currently advising or will advise WTC, its stockholders or its Affiliates on other matters) or any other obligation to WTC except the obligations expressly set forth in the Operative Agreements and (ii) each of the Liquidity Provider and its Affiliates is acting solely as principal and not as the agent or fiduciary of WTC, its management, stockholders, creditors or any other Person. WTC acknowledges and agrees that WTC has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. WTC agrees that it will not claim that the Liquidity Provider or its Affiliates have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to WTC, in connection with such transaction or the process leading thereto.

[Revolving Credit Agreement (2009-2A)]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first set forth above.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Subordination Agent, as agent and trustee for the Class A Trust, as Borrower

By:
Name: Title:

GOLDMAN SACHS BANK USA, as Liquidity Provider

By:
Name: Title:

[Revolving Credit Agreement (2009-2A)]

ANNEX I

TO

REVOLVING CREDIT AGREEMENT

INTEREST ADVANCE NOTICE OF BORROWING

The undersigned, a duly authorized signatory of the undersigned borrower (the “Borrower”), hereby certifies to Goldman Sachs Bank USA (the “Liquidity Provider”), with reference to the Revolving Credit Agreement (2009-2A) dated as of November 24, 2009, between the Borrower and the Liquidity Provider (the “Liquidity Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

(1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

(2) The Borrower is delivering this Notice of Borrowing for the making of an Interest Advance by the Liquidity Provider to be used, subject to clause (3)(v) below, for the payment of interest on the Class A Certificates which was payable on                     ,              (the “Distribution Date”) in accordance with the terms and provisions of the Class A Trust Agreement and the Class A Certificates, which Advance is requested to be made on                     ,             . The Interest Advance should be transferred to [name of bank/wire instructions/ABA number] in favor of account number [            ], reference [            ].

(3) The amount of the Interest Advance requested hereby (i) is $[                    ], to be applied in respect of the payment of the interest which was due and payable on the Class A Certificates on the Distribution Date, (ii) does not include any amount with respect to the payment of principal of, or premium on, the Class A Certificates, or principal of, or interest or premium on, the Class B Certificates or any Additional Certificates, (iii) was computed in accordance with the provisions of the Class A Certificates, the Liquidity Agreement, the Class A Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), (iv) does not exceed the Maximum Available Commitment on the date hereof, (v) does not include any amount of interest which was due and payable on the Class A Certificates on such Distribution Date but which remains unpaid due to the failure of the Depositary to pay any amount of accrued interest on the Deposits on such Distribution Date and (vi) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

(4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will apply the same in accordance with the terms of Section 3.5(b) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

ANNEX I

[Revolving Credit Agreement (2009-2A)]

The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, the making of the Interest Advance as requested by this Notice of Borrowing shall automatically reduce, subject to reinstatement in accordance with the terms of the Liquidity Agreement, the Maximum Available Commitment by an amount equal to the amount of the Interest Advance requested to be made hereby as set forth in clause (i) of paragraph (3) of this Notice of Borrowing and such reduction shall automatically result in corresponding reductions in the amounts available to be borrowed pursuant to a subsequent Advance.

ANNEX I

[Revolving Credit Agreement (2009-2A)]

IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the              day of                     ,             .

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Subordination Agent, as Agent and Trustee for the United Air Lines Pass Through Trust 2009-2A, as Borrower

By:
Name:
Title:

ANNEX I

[Revolving Credit Agreement (2009-2A)]

SCHEDULE I

TO

INTEREST ADVANCE NOTICE OF BORROWING

[Insert copy of computations in accordance with Interest Advance Notice of Borrowing]

ANNEX I

[Revolving Credit Agreement (2009-2A)]

ANNEX II

TO

REVOLVING CREDIT AGREEMENT

NON-EXTENSION ADVANCE NOTICE OF BORROWING

The undersigned, a duly authorized signatory of the undersigned borrower (the “Borrower”), hereby certifies to Goldman Sachs Bank USA (the “Liquidity Provider”), with reference to the Revolving Credit Agreement (2009-2A) dated as of November 24, 2009, between the Borrower and the Liquidity Provider (the “Liquidity Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

(1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

(2) The Borrower is delivering this Notice of Borrowing for the making of the Non-Extension Advance by the Liquidity Provider to be used for the funding of the Class A Cash Collateral Account in accordance with Section 3.5(d) of the Intercreditor Agreement, which Advance is requested to be made on                     ,             . The Non-Extension Advance should be transferred to [name of bank/wire instructions/ABA number] in favor of account number [    ], reference [                    ].

(3) The amount of the Non-Extension Advance requested hereby (i) is $                    .            , which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Class A Cash Collateral Account in accordance with Section 3.5(d) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of the principal of, or premium on, the Class A Certificates, or principal of, or interest or premium on, the Class B Certificates or any Additional Certificates, (iii) was computed in accordance with the provisions of the Class A Certificates, the Liquidity Agreement, the Class A Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing under the Liquidity Agreement.

(4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Class A Cash Collateral Account and apply the same in accordance with the terms of Section 3.5(d) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Non-Extension Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement; and (B) following the making by the Liquidity Provider of the Non-Extension Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

ANNEX II

[Revolving Credit Agreement (2009-2A)]

IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the              day of                     ,             .

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Subordination Agent, as Agent and Trustee for the United Air Lines Pass Through Trust 2009-2A, as Borrower

By:
Name:
Title:

ANNEX II

[Revolving Credit Agreement (2009-2A)]

SCHEDULE I

TO

NON-EXTENSION ADVANCE NOTICE OF BORROWING

[Insert copy of computations in accordance with Non-Extension Advance Notice of Borrowing]

ANNEX II

[Revolving Credit Agreement (2009-2A)]

ANNEX III

TO

REVOLVING CREDIT AGREEMENT

DOWNGRADE ADVANCE NOTICE OF BORROWING

The undersigned, a duly authorized signatory of the undersigned borrower (the “Borrower”), hereby certifies to Goldman Sachs Bank USA (the “Liquidity Provider”), with reference to the REVOLVING CREDIT AGREEMENT (2009-2A) dated as of November 24, 2009, between the Borrower and the Liquidity Provider (the “Liquidity Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

(1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

(2) The Borrower is delivering this Notice of Borrowing for the making of the Downgrade Advance by the Liquidity Provider to be used for the funding of the Class A Cash Collateral Account in accordance with Section 3.5(c) of the Intercreditor Agreement by reason of the occurrence of a Downgrade Event, which Advance is requested to be made on                     ,             . The Downgrade Advance should be transferred to [name of bank/wire instructions/ABA number] in favor of account number [    ], reference [            ].

(3) The amount of the Downgrade Advance requested hereby (i) is $                    .            , which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Class A Cash Collateral Account in accordance with Section 3.5(c) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of the principal of, or premium on, the Class A Certificates, or principal of, or interest or premium on, the Class B Certificates or any Additional Certificates, (iii) was computed in accordance with the provisions of the Class A Certificates, the Liquidity Agreement, the Class A Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing under the Liquidity Agreement.

(4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Class A Cash Collateral Account and apply the same in accordance with the terms of Section 3.5(c) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Downgrade Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement; and (B) following the making by the Liquidity Provider of the Downgrade Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

ANNEX III

[Revolving Credit Agreement (2009-2A)]

IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the              day of                     ,             .

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Subordination Agent, as Agent and Trustee for the United Air Lines Pass Through Trust 2009-2A, as Borrower

By:
Name:
Title:

ANNEX III

[Revolving Credit Agreement (2009-2A)]

SCHEDULE I

TO

DOWNGRADE ADVANCE NOTICE OF BORROWING

[Insert copy of computations in accordance with Downgrade Advance Notice of Borrowing]

ANNEX III

[Revolving Credit Agreement (2009-2A)]

ANNEX IV

TO

REVOLVING CREDIT AGREEMENT

FINAL ADVANCE NOTICE OF BORROWING

The undersigned, a duly authorized signatory of the undersigned borrower (the “Borrower”), hereby certifies to Goldman Sachs Bank USA (the “Liquidity Provider”), with reference to the REVOLVING CREDIT AGREEMENT (2009-2A) dated as of November 24, 2009, between the Borrower and the Liquidity Provider (the “Liquidity Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

(1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

(2) The Borrower is delivering this Notice of Borrowing for the making of the Final Advance by the Liquidity Provider to be used for the funding of the Class A Cash Collateral Account in accordance with Section 3.5(i) of the Intercreditor Agreement by reason of the receipt by the Borrower of a Termination Notice from the Liquidity Provider with respect to the Liquidity Agreement, which Advance is requested to be made on                     ,             . The Final Advance should be transferred to [name of bank/wire instructions/ABA number] in favor of account number [    ], reference [            ].

(3) The amount of the Final Advance requested hereby (i) is $                    .            , which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Class A Cash Collateral Account in accordance with Section 3.5(i) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of principal of, or premium on, the Class A Certificates, or principal of, or interest or premium on, the Class B Certificates or any Additional Certificates, (iii) was computed in accordance with the provisions of the Class A Certificates, the Liquidity Agreement, the Class A Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

(4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the Class A Cash Collateral Account and apply the same in accordance with the terms of Section 3.5(i) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

(5) The Borrower hereby requests that the Advance requested hereby be a Base Rate Advance and that such Base Rate Advance be converted into a LIBOR Advance on the third Business Day following your receipt of this notice.

ANNEX IV

[Revolving Credit Agreement (2009-2A)]

The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Final Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement; and (B) following the making by the Liquidity Provider of the Final Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

ANNEX IV

[Revolving Credit Agreement (2009-2A)]

IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the              day of                     ,             .

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Subordination Agent, as Agent and Trustee for the United Air Lines Pass Through Trust 2009-2A, as Borrower

By:
Name:
Title:

ANNEX IV

[Revolving Credit Agreement (2009-2A)]

SCHEDULE I

TO

FINAL ADVANCE NOTICE OF BORROWING

[Insert copy of computations in accordance with Final Advance Notice of Borrowing]

ANNEX IV

[Revolving Credit Agreement (2009-2A)]

ANNEX V

TO

REVOLVING CREDIT AGREEMENT

NOTICE OF TERMINATION

[Date]

Wilmington Trust Company,

as Subordination Agent, as Borrower

1100 North Market Square

Wilmington, DE 19890-0001

Attention: Corporate Trust Administration

Revolving Credit Agreement dated as of November 24, 2009 between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the United Air Lines Pass Through Trust, 2009-2A-[O/S], as Borrower, and Goldman Sachs Bank USA (the “Liquidity Agreement”)

Ladies and Gentlemen:

You are hereby notified that pursuant to Section 6.01(a) of the Liquidity Agreement, by reason of the occurrence of a Liquidity Event of Default and the existence of a Performing Note Deficiency (each as defined therein), we are giving this notice to you in order to cause (i) our obligations to make Advances (as defined therein) under such Liquidity Agreement to terminate on the fifth Business Day after the date on which you receive this notice, (ii) you to request a Final Advance under the Liquidity Agreement pursuant to Section 3.5(i) of the Intercreditor Agreement (as defined in the Liquidity Agreement) as a consequence of your receipt of this notice and (iii) any Interest Advance, Provider Advance or Special Termination Advance to be converted to and treated as a Final Advance.

ANNEX V

[Revolving Credit Agreement (2009-2A)]

THIS NOTICE IS THE “NOTICE OF TERMINATION” PROVIDED FOR UNDER THE LIQUIDITY AGREEMENT. OUR OBLIGATIONS TO MAKE ADVANCES UNDER THE LIQUIDITY AGREEMENT WILL TERMINATE ON THE FIFTH BUSINESS DAY AFTER THE DATE ON WHICH YOU RECEIVE THIS NOTICE.

Very truly yours,

GOLDMAN SACHS BANK USA, as Liquidity Provider

By:
Name:
Title:

cc:	Wilmington Trust Company,
as Class A Trustee

ANNEX V

[Revolving Credit Agreement (2009-2A)]

ANNEX VI

TO

REVOLVING CREDIT AGREEMENT

NOTICE OF REPLACEMENT SUBORDINATION AGENT

[Date]

Attention:

Revolving Credit Agreement dated as of November 24, 2009, between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the United Air Lines Pass Through Trust, 2009-2A-[O/S], as Borrower, and Goldman Sachs Bank USA (the “Liquidity Agreement”)

Ladies and Gentlemen:

For value received, the undersigned beneficiary hereby irrevocably transfers to:

[Name of Transferee]

[Address of Transferee]

all rights and obligations of the undersigned as Borrower under the Liquidity Agreement referred to above. The transferee has succeeded the undersigned as Subordination Agent under the Intercreditor Agreement referred to in the first paragraph of the Liquidity Agreement, pursuant to the terms of Section 8.1 of the Intercreditor Agreement.

By this transfer, all rights of the undersigned as Borrower under the Liquidity Agreement are transferred to the transferee and the transferee shall hereafter have the sole rights and obligations as Borrower thereunder. The undersigned shall pay any costs and expenses of such transfer, including, but not limited to, transfer taxes or governmental charges.

We ask that this transfer be effective as of                     ,             .

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Subordination Agent, as Agent and Trustee for the United Air Lines Pass Through Trust 2009-2A, as Borrower

By:
Name:
Title:

ANNEX VI

[Revolving Credit Agreement (2009-2A)]

ANNEX VII TO

REVOLVING CREDIT AGREEMENT

SPECIAL TERMINATION ADVANCE NOTICE OF BORROWING

The undersigned, a duly authorized signatory of the undersigned borrower (the “Borrower”), hereby certifies to Goldman Sachs Bank USA (the “Liquidity Provider”), with reference to the Revolving Credit Agreement (2009-2A), dated as of November 24, 2009, between the Borrower and the Liquidity Provider (the “Liquidity Agreement”); the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

(1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

(2) The Borrower is delivering this Notice of Borrowing for the making of the Special Termination Advance by the Liquidity Provider to be used for the funding of the Class A Cash Collateral Account in accordance with Section 3.5(k) of the Intercreditor Agreement by reason of the receipt by the Borrower of a Special Termination Notice from the Liquidity Provider with respect to the Liquidity Agreement, which Advance is requested to be made on                     . The Special Termination Advance should be transferred to [name of bank/wire instructions/ABA number] in favor of account number [    ], reference [            ].

(3) The amount of the Special Termination Advance requested hereby (i) is $                    , which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the Class A Cash Collateral Account in accordance with Section 3.5(k) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of principal of, or premium on, the Class A Certificates or principal of, or interest or premium on, the Class B Certificates or any Additional Certificates, (iii) was computed in accordance with the provisions of the Class A Certificates, the Class A Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

(4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower shall deposit such amount in the Class A Cash Collateral Account and apply the same in accordance with the terms of Section 3.5(k) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Special Termination Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement; and (B) following the making by the Liquidity Provider of the Special Termination Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

ANNEX VII

[Revolving Credit Agreement (2009-2A)]

IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the              day of                     ,             .

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Subordination Agent, as Agent and Trustee for the United Air Lines Pass Through Trust 2009-2A, as Borrower

By:
Name:
Title:

ANNEX VII

[Revolving Credit Agreement (2009-2A)]

SCHEDULE I TO SPECIAL TERMINATION ADVANCE NOTICE OF BORROWING

[Insert Copy of Computations in accordance with

Special Termination Advance Notice of Borrowing]

ANNEX VII

[Revolving Credit Agreement (2009-2A)]

ANNEX VIII TO

REVOLVING CREDIT AGREEMENT

NOTICE OF SPECIAL TERMINATION

[Date]

Wilmington Trust Company

1100 North Market Square

Wilmington, DE 19890-0001

Attention: Corporate Trust Administration

Re:	Revolving Credit Agreement, dated as of November 24, 2009, between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the United Airlines Pass Through Trust, 2009-2A-[O/S], as Borrower, and Goldman Sachs Bank USA (the “Liquidity Agreement”)

Ladies and Gentlemen:

You are hereby notified that pursuant to Section 6.01(b) of the Liquidity Agreement, by reason of the aggregate Pool Balance of the Class A Certificates exceeding the aggregate outstanding principal amount of the Series A Equipment Notes (other than any Series A Equipment Notes previously sold or with respect to which the collateral securing such Series A Equipment Notes has been disposed of) during the 18 month period prior to January 15, 2017, we are giving this notice to you in order to cause (i) our obligations to make Advances (as defined therein) under such Liquidity Agreement to terminate on the fifth Business Day after the date on which you receive this notice and (ii) you to request a Special Termination Advance under the Liquidity Agreement pursuant to Section 3.5(k) of the Intercreditor Agreement (as defined in the Liquidity Agreement) as a consequence of your receipt of this notice.

THIS NOTICE IS THE “NOTICE OF SPECIAL TERMINATION” PROVIDED FOR UNDER THE LIQUIDITY AGREEMENT. OUR OBLIGATIONS TO MAKE ADVANCES UNDER THE LIQUIDITY AGREEMENT SHALL TERMINATE ON THE FIFTH BUSINESS DAY AFTER THE DATE ON WHICH YOU RECEIVE THIS NOTICE.

Very truly yours,

GOLDMAN SACHS BANK USA, as Liquidity Provider

By:
Name:
Title:

cc:	Wilmington Trust Company, as Trustee

ANNEX VIII